Exhibit 99

NEWS RELEASE
    5875 Landerbrook Drive Cleveland, Ohio 44124-4069
    Tel. (440) 229-5151 Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130
For Immediate Release
                 Tuesday, November 8, 2022

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, November 8, 2022 – NACCO Industries® (NYSE: NC) announced today that the Board of Directors declared a regular cash dividend of 20.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid December 15, 2022 to stockholders of record at the close of business on November 30, 2022.

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

****